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                                                                    EXHIBIT 10.3


                  CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE

     WHEREAS Endocare, Inc. ("Endocare") was issued an Excess Directors and Officers Liability insurance policy by Great American E&S Insurance Company ("Great American"), policy number NSX5236018 (the "Policy"); and

     WHEREAS pursuant to the Policy, coverage is subject to an aggregate limit of liability of Five Million Dollars ($5,000,000) in excess of (a) a Five Million Dollars ($5,000,000) National Union Fire Insurance Company of Pittsburgh, Pa. ("National Union") primary insurance policy numbered 511-72-42;
(b) a Five Million Dollars ($5,000,000) in excess Five Million Dollars ($5,000,000) Liberty Mutual Insurance Company ("Liberty Mutual") first excess policy numbered 190222-012; and (c) a Five Million Dollars ($5,000,000) in excess Ten Million Dollars ($10,000,000) certain Underwriters at Lloyds, London ("Underwriters") second excess policy numbered 0303-1510; and

     WHEREAS Endocare and/or several of its past or present directors and/or officers including, without limitation, John Cracchiolo, Paul Mikus, Kevin Quilty, Jerry Anderson, Robert Byrnes, Peter Bernardoni and Ben Gerson (collectively, the "Insureds") were named or targeted in various investigations, proceedings, arbitrations and lawsuits arising out of, based upon or attributable to Endocare's revenue recognition policies and restatements of 2000, 2001 and 2002 financial statements, some of which are continuing as of the date of this Agreement (collectively, the "Reported Matters"), as follows:

     1. Several purported shareholder class action lawsuits, which were consolidated by order of court as Slutsky, et al. v. Endocare, Inc., et al., United States District


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          Court for the Central District of California, Western Division, Civil
          Action No. CV-02-8429-DT(CTx) (the "Securities Litigation");

     2. A purported shareholder derivative lawsuit, captioned Venables v. Mikus, et al., Superior Court for the State of California, Orange County Civil Action No. 02-CC-0036 (the "Derivative Litigation");

     3. An investigation by the Securities Exchange Commission, captioned In the Matter of Endocare, Inc. (LA-2659), and an investigation by the United States Department of Justice (together "the Regulatory Investigations"); and

     WHEREAS the Insureds submitted the Reported Matters to Great American for coverage under the Policy, with Great American reserving all rights and defenses including, without limitation, the right to assert rescission of the Policy; and

     WHEREAS the parties to the Securities Litigation have agreed to settle the Securities Litigation for the sum of Eight Million Nine Hundred Fifty Thousand Dollars ($8,950,000) (the "Class Action Settlement Amount"), with the Insureds requesting that National Union, Liberty Mutual, Underwriters and Great American consent and/or contribute to the Class Action Settlement Amount, and the federal Judge presiding over the Securities Litigation has given preliminary approval to the settlement; and

     WHEREAS the parties to the Derivative Litigation have agreed to settle the Derivative Litigation, which will include payment of the sum of Five Hundred Thousand Dollars ($500,000) (the "Derivative Litigation Settlement Amount"), with the Insureds requesting that National Union, Liberty Mutual, Underwriters and Great American consent and/or contribute to the Derivative Litigation Settlement Amount; and

     WHEREAS the Insureds have incurred, and may yet incur, costs and expenses in connection with the defense and settlement of the Reported Matters ("Defense Costs"), with the Insureds requesting that National Union, Liberty Mutual, Underwriters and Great American consent to and/or pay the Defense Costs incurred; and


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     WHEREAS Liberty Mutual, Underwriters and Great American questioned whether the Class Action Settlement Amount, Defense Costs and any further monies incurred or to be incurred with regard to the Reported Matters are covered under their respective policies, with Endocare, Liberty Mutual, Underwriters and Great American initiating arbitrations before the American Arbitration Association, and Endocare filing counterclaims against each of the insurers, such arbitrations consolidated and styled as Liberty Mutual Insurance Company, et al.
v. Endocare, Inc., et al., case number 74 195 00402 04 SAT (the "Coverage Arbitration"); and

     WHEREAS the National Union primary policy limit of liability has been entirely consumed by the payment of Defense Costs and partial funding of the Class Action Settlement Amount, and Liberty Mutual has agreed to pay its $5,000,000 limit of liability towards the Class Action Settlement Amount under a full reservation of rights while proceeding with the Coverage Arbitration; and

     WHEREAS Endocare and Underwriters have reached an agreement to resolve their coverage disputes, under which the Underwriters policy has been reformed to provide for $4 million in limits payable by Underwriters, and under which Underwriters has paid $4 million to Endocare; and

     WHEREAS the Reported Matters are not finally concluded, and further civil or criminal actions may be asserted against the Insureds; and

     WHEREAS the Insureds and Great American (collectively, "the Parties") now wish to fully, finally and forever resolve between them any and all disputes relating to the Reported Matters;


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     NOW, THEREFORE, in consideration of the mutual promises herein exchanged, and for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, intending to be legally bound hereby, the Parties agree as follows:

     1. Great American will begin paying Loss under the Policy once all underlying limits of coverage ($5 million from National Union; $5 million from Liberty Mutual; and, with respect to the layer represented by the Underwriters policy, $4 million from Underwriters and $1 million from Endocare) shall have been paid to or on behalf of Endocare in respect of the Reported Matters. Thereafter, Great American will pay Loss as follows:

     o 75% of the first $2,250,000 in Loss in its layer associated with the Reported Matters (to a maximum payment by Great American of $1,687,500 with respect to the first $2,250,000 of Loss in Great American's layer); plus

     o 0% of the next $500,000 of Loss in its layer associated with the Reported Matters; plus

     o 57.5% of the next $1,000,000 in Loss in its layer associated with the Reported Matters (to a maximum payment by Great American of $575,000 with respect to the $1,000,000 of Loss in excess of $2,750,000 of Loss in Great American's layer).

Loss shall mean "Loss" as defined in the National Union policy and incorporated by reference into the Policy.

     2. The Parties understand and agree that, with respect to any Loss presented to Great American for payment pursuant to paragraph 1, Great American waives any right to rely on any policy provisions that might reduce or eliminate its obligation to pay such Loss, with the sole exception of whether the amounts presented constitute a Loss, and whether the amounts are payable pursuant to the formula in paragraph 1. Great American's obligations under this


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Agreement shall not be altered in any way by the fact or amount of any payments
Endocare may subsequently make pursuant to the terms of any settlement agreement with Liberty Mutual or Underwriters or pursuant to an arbitration decision as to Liberty Mutual. Great American shall use its best efforts to pay all amounts owed under paragraph 1 within forty-five (45) days of receipt of documentation establishing Loss (e.g., attorney invoices in the case of defense costs), but in any case shall pay all amounts owed within sixty (60) days. The Insureds shall cooperate in providing Great American reasonable and appropriate information relating to the Reported Matters and Losses incurred for which reimbursement is requested.

     3. The Insureds and Great American agree that the Policy's limit of liability shall be reformed to reflect an aggregate and per claim limit of liability consistent with paragraph 1 of this Agreement. Great American and Endocare shall stipulate to and obtain a dismissal of the currently pending arbitration between them.

     4. Except for Great American's obligations pursuant to paragraphs 1 and 2, the Insureds, on behalf of themselves and their respective subsidiaries, affiliates, directors, officers, commissioners, trustees, employees, agents, counselors, attorneys, reinsurers, successors, partners, joint venturers, heirs, executors, administrators, and assigns ("Endocare Releasors"), do hereby fully release and discharge Great American and its subsidiaries, affiliates, directors, officers, employees, agents, counselors, attorneys, reinsurers, successors and assigns ("Endocare Releasees") of and from any obligations, duties, responsibilities, claims, liabilities and damages of any nature or kind whatsoever, (1) in connection with the Policy or any prior or successor policies to the Policy, and (2) any other insurance policies issued to the Insureds by Great American for:

     a. the Reported Matters, including any present or future investigations, proceedings, arbitrations or litigation arising out of,


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          based upon or attributable to the facts and circumstances referenced therein;

     b.   the Coverage Arbitration;

     c.   the costs, expenses and fees incurred in the defense and settlement of
          (a) and (b), above; and

     d. the investigation, handling and settlement of the Reported Matters, including without limitation all claims of "bad faith," unfair claims handling practices or settlement practices, and breach of the implied covenant of good faith and fair dealing, whether pursuant to specific federal or state statutes or regulations, or at common law

(hereinafter, the "Released Matters").

     5. The Insureds, on behalf of themselves and all "Insureds" as defined in the Policy, acknowledge and agree that the Endocare Releasees shall bear no further obligations, duties or responsibilities under the Policy. Additionally, the Insureds, on behalf of themselves and all "Insureds" as defined in the Policy, acknowledge and agree that the Endocare Releasees shall have no further obligations, duties or responsibilities for any Reported Matters, except as described in paragraphs 1 and 2. In furtherance of this understanding, Endocare understands and agrees to defend, indemnify and hold the Endocare Releasees harmless from and against any and all claims, demands, suits, actions or proceedings which may arise, be made, or brought against the Endocare Releasees for or in relation to any Released Matters or otherwise under the Policy arising from claims brought by or on behalf of any past or present directors or officers of Endocare who do not execute this Agreement ("Non-Releasing Individuals") and which claims are subject to the releases contained in this Agreement.

     6. Great American, on behalf of itself and its respective subsidiaries, affiliates, directors, officers, employees, agents, counselors, attorneys, reinsurers, successors and assigns ("Great American Releasors"), does hereby fully release and discharge the Insureds and their


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respective subsidiaries, affiliates, directors, officers, trustees, employees, agents, counselors, attorneys, successors, heirs and assigns ("Great American Releasees"), of and from any obligations, duties, responsibilities, claims, liabilities, and damages under the Policy, whether certain or indefinite, known or unknown, which have existed, or may have existed, or do exist as of the date of execution of this Agreement, with regard to the Great American Releasors' rights, in the name of the Insureds or on behalf of Great American, to seek reimbursement, recoupment or recovery, by subrogation or otherwise, for the Released Matters to the extent of the monies paid pursuant to paragraphs 1 and 2 of this Agreement. Notwithstanding anything to the contrary in this Agreement, Great American maintains and reserves all rights against any Non-Releasing Individuals including, without limitation, the right to assert that the Policy is rescinded against any such Non-Releasing Individuals.

     7. The Parties intend the releases set forth in paragraphs 4, 5 and 6 to be effective as full and final accord and satisfaction of Great American' obligations under the Policy for the Released Matters. In furtherance of this intent, each Party acknowledges that it is aware that new or different facts in addition to, or different from, those now known or believed to be true regarding the subject matter of this Agreement may be discovered, but intends to fully, finally and forever settle and release the same. In furtherance of the intentions expressed herein, and without admitting or denying that California law applies to the respective rights and obligations between the Insureds and Great American under the Policy, each Party acknowledges and agrees that such Party is aware, and understands the meaning and effect, of California Civil Code section 1542, which states:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.


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Each Party agrees to assume the risk of any and all unknown, unanticipated or misunderstood defenses, claims, causes of action, contracts, liabilities, indentures and obligations, and hereby waives, releases and forever discharges all rights and benefits which such Party might otherwise have under section 1542 of the California Civil Code regarding such unknown, unanticipated or misunderstood defenses, claims, causes of action, contracts, liabilities, indentures and obligations as to the matters released in this Agreement.

     8. The releases and waivers set forth above shall not restrict, impinge upon, or nullify any right or claim that the Parties have or may have in the future because of, arising from, or attributable to any breach of the covenants or warranties set forth in this Agreement.

     9. It is understood and agreed that this Agreement constitutes a compromise and settlement, and is not intended, nor to be construed, as an admission by any Party of liability as to the Reported Matters, nor of coverage for the same under the Policy. This Agreement therefore shall not be taken or used, nor be deemed admissible in evidence, in any action, cause of action or proceeding, except to enforce the terms of this Agreement.

     10. The Parties and their counsel agree to maintain the confidentiality of the terms of this Agreement and of the negotiations leading to this Agreement, except (and only) to the extent that such terms are required to be disclosed for accounting, insurance or tax purposes, or for purposes of effecting the settlement of the Securities Litigation or Derivative Litigation, or pursuant to regulatory obligations, an order of a court of competent jurisdiction or other legal process. In the case of Great American, disclosure may also be made to its agents, regulators, auditors, and reinsurers as required in the normal course of its business. In the case of Endocare, disclosure may be made that its insurer has paid, or will pay, the amounts as set forth in paragraph 1 towards Loss incurred in the Reported Matters. In the event that a formal request is


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made to any Party to compel the dissemination of information regarding the terms and conditions of this Agreement, said Party shall promptly notify, in writing, all other Parties of such request so as to afford the other Parties the ability (but not the obligation) to object to and oppose the dissemination of such information.

     11. This Agreement is made and entered into for the sole protection and benefit of the Parties, and no parties shall be direct or indirect beneficiaries of, or base any direct or indirect claim or cause of action in connection with, this Agreement, except that the releases in paragraph 4 and 6 hereof shall inure to the benefit of and be enforceable by the respective released persons described therein.

     12. Each Party represents and warrants that it has been represented by, and consulted with, counsel of its own choosing regarding the provisions, obligations, rights, risks and legal effects of this Agreement, that such Party voluntarily accepts the terms of this Agreement, and that such Party enters into this Agreement without any inducement or consideration other than that described herein.


     13. The Parties further acknowledge that after consulting with counsel of their own choosing and after having performed due diligence with respect to Great American's rescission claims and alleged coverage defenses, each of the Parties acknowledges that the settlement reflected in this Agreement is fair and in the best interests of each Party and that each Party is receiving fair and equivalent value for the payments, rights and other consideration which each will surrender under this Agreement.

     14. All payments and deliveries required under this Agreement by the Parties shall be made as specified herein and in no event shall any of the payments described be made on account of an antecedent debt.


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     15. Each person executing this Agreement on behalf of a Party represents and warrants that he or she is duly authorized and empowered to enter into this Agreement and has the authority and approval to bind the Party so represented to the terms and representations of this Agreement.

     16. This Agreement and any uncertainty or ambiguity later discovered herein shall not be construed against any one Party or several Parties but shall be construed as if all the Parties jointly prepared this Agreement.

     17. In the event that any one or more of the provisions of this Agreement are deemed, for any reason, to be invalid, illegal or unenforceable, such determination shall not affect any other provision of this Agreement.

     18. This Agreement and the Policy constitutes the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior oral and written agreements with respect to the matters provided for herein.

     19. Any claim to enforce this Agreement and any dispute arising under this Agreement or the subject matter contained herein shall be submitted to binding arbitration pursuant to the terms and conditions set forth in the Policy, which includes incorporation of the relevant arbitration provisions contained in the National Union primary policy, except that the arbitration panel shall consist of only one (1) arbitrator.

     20. This Agreement may be modified or terminated only by a written agreement signed by all of the Parties.

     21. This Agreement may be executed by facsimile and in any number of counterparts, each of which, so executed, shall be deemed to be an original, and such counterparts shall together constitute one and the same Agreement.


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     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates set forth below.

Date: 2/18/05                       ENDOCARE, INC.
     -------------

                                    By:    /s/ William J. Nydam
                                          -------------------------------------
                                    Name:  William J. Nydam
                                          -------------------------------------
                                    Title: President
                                          -------------------------------------


Date:
     -------------                  -------------------------------------------
                                    JOHN CRACCHIOLO

Date:
     -------------                  -------------------------------------------
                                    PAUL MIKUS

Date: 2/22/05                       /s/ Kevin Quilty
     -------------                  -------------------------------------------
                                    KEVIN QUILTY

Date: 3/14/05                       /s/ Robert Byrnes
     -------------                  -------------------------------------------
                                    ROBERT BYRNES

Date: 2/22/05                       /s/ Peter Bernardoni
     -------------                  -------------------------------------------
                                    PETER BERNARDONI

Date: 3/2/05                        /s/ Benjamin Gerson
     -------------                  -------------------------------------------
                                    BEN GERSON


Date: 2/17/05                       GREAT AMERICAN E&S INSURANCE COMPANY
     -------------                  -------------------------------------------

                                    By:    /s/ Susan M. Farrell
                                          -------------------------------------
                                    Name:  Susan M. Farrell
                                          -------------------------------------
                                    Title: Vice President, Claims ELD
                                          -------------------------------------


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